UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 5, 2013

CLEANTECH TRANSIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-52653	98-0505768
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11226 Pentland Downs Street, Las Vegas NV 89141
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:  (702) 448-1543

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry in a Material Definitive Agreement

On July 1, 2013, Cleantech Transit, Inc. (the “Company”) entered into an Exchange Agreement (the “Agreement”) with Shamrock S Pollination, Inc. (“SSPI”), a California corporation, Shamrock S Trucking, Inc. (“SSTI”), a California corporation, and Shamrock S Tree Products, LLC (“SSTP”), a California limited liability company, wherein the Company agreed to issue shares of the Company’s common stock to the sole shareholder and membership interest holder of the three companies for all of the outstanding shares and membership interests, as applicable, of the three companies. The transaction is with a related party as the Trustee of the sole shareholder and sole membership interest holder, The Sullivan Family Trust, is a member of the board of directors of the Company.

The Agreement is expected to close on or before August 31, 2013.

SSPI is the second largest pollination company in California based on the number of hives. It provides bees for pollination use throughout the world. SSTP grows GreenTrees™ for the Company’s Discovery Carbon Environmental Securities Corporation subsidiary. SSTI provides delivery and transportation services for SSPI and for SSTP products.

Upon the closing of the transaction, the Company would issue a total of 11,406,894 of its common shares to The Sullivan Family Trust.

The parties are working to complete the transaction and close it as soon as possible.

ITEM 7.01 FD Disclosure

(a)	The Company issued a press release on July 1, 2013, a copy of which is attached hereto as an exhibit.

(b)
The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as expressly set forth by specific reference in such filing.

ITEM 9.01 Financial Statements and Exhibits

(a)	Financial Statements of businesses acquired.

The financial statements of the SSPI, SSTI, and SSTP, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(b)	Pro Forma Financial Information.

The financial statements of SSPI, SSTI, and SSTP, including the required pro forma information, will be filed when available within the time period permitted by this Form.

(c)	Exhibits

Exhibit No.	Description of Exhibit

11.1	Exchange Agreement with The Sullivan Family Trust

99(k)	July 1, 2013 Press Release

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANTECH TRANSIT, INC.

July 5, 2013	By:	/s/ William Barnwell
William Barnwell, President